Exhibit 99.1

Landcadia III Announces Special Meeting Date to Approve

Proposed Business Combination with The Hillman Group

Special Meeting of Stockholders Scheduled for July 13, 2021

HOUSTON, June 24, 2021 -- Landcadia Holdings III, Inc. (“Landcadia III”) (Nasdaq: LCY) announced today that it has scheduled the special meeting of its stockholders (the “Special Meeting”) for July 13, 2021 at 10:00 a.m., Eastern time, to approve the proposed business combination (the “Business Combination”) with HMAN Group Holdings Inc., the parent company of The Hillman Group, Inc. (“Hillman” or the “Company”), a leader in the hardware and home improvement industry.

Landcadia III also announced that it has filed its definitive proxy statement/prospectus for the Special Meeting and has commenced mailing the definitive proxy statement/prospectus to its stockholders of record as of June 16, 2021, the record date for the Special Meeting (the "Record Date"). The closing of the Business Combination is subject to approval by Landcadia III's stockholders and the satisfaction of other customary closing conditions and is expected to close as soon as practicable following the Special Meeting.

Your vote is important no matter how many shares you own. You are encouraged to submit your vote as soon as possible. If you hold your shares in "street name," meaning that your shares are held at an account at a brokerage firm, bank or other similar agent, you may vote prior to the Special Meeting by using your voting control number and instructions provided to you by your brokerage firm, bank or other similar agent. Please contact your brokerage firm, bank or other similar agent to ensure your shares are voted. If you are a stockholder of record, you may vote prior to the Special Meeting by signing, dating, and mailing your proxy card in the return envelope provided with your proxy material.

If any Landcadia III stockholder has any questions, needs assistance in voting their shares or does not receive the Proxy Statement, that stockholder should contact their broker or Morrow Sodali, Landcadia III’s proxy solicitor, at (800) 662-5200, or by email to LCY.info@investor.morrowsodali.com.

About Hillman

Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading North American provider of complete hardware solutions, delivered with industry best customer service to over 40,000 locations. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & Industrial customers. Leveraging a world-class distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency. For more information on Hillman, visit https://www.hillmangroup.com/us/en.

Landcadia Holdings III, Inc.

Landcadia III is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Landcadia III’s sponsors are TJF, LLC, which is wholly-owned by Mr. Fertitta, and Jefferies Financial Group Inc. Landcadia III’s management team is led by Mr. Fertitta, its Chief Executive Officer and Co-Chairman of its Board of Directors and the sole shareholder, Chairman and Chief Executive Officer of Fertitta Entertainment, Inc., and Mr. Handler, Landcadia III’s President other Co-Chairman of its Board of Directors and the Chief Executive Officer of Jefferies Financial Group Inc. Landcadia III raised $500,000,000 in its initial public offering in October 2020 and is listed on Nasdaq under the ticker symbol "LCY."

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  The Company's and Landcadia III’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements include, without limitation, the Company's and Landcadia III’s expectations with respect to future performance and anticipated financial impacts of the proposed business combination, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.  Most of these factors are outside the Company's and Landcadia III’s control and are difficult to predict.  Factors that may cause such differences include, but are not limited to: (1) the risk that the proposed business combination disrupts the Company’s current plans and operations; (2) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees; (3) costs related to the proposed business combination; (4) changes in applicable laws or regulations; (5) the possibility that Landcadia III or the Company may be adversely affected by other economic, business, and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) the outcome of any legal proceedings that may be instituted against Landcadia III or the Company following the announcement of the merger agreement; (8) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of Landcadia III or Hillman, certain regulatory approvals or satisfy other conditions to closing in the merger agreement; (9) the impact of COVID-19 on the Company’s business and/or the ability of the parties to complete the proposed business combination; (10) the inability to obtain or maintain the listing of the combined company’s shares of common stock on Nasdaq following the proposed transaction; or (11) other risks and uncertainties indicated from time to time in the registration statement containing the proxy statement/prospectus relating to the proposed business combination, including those under "Risk Factors" therein, and in Landcadia III’s or the Company's other filings with the SEC.  The foregoing list of factors is not exclusive, and readers should also refer to those risks that will be included under the header “Risk Factors” in the definitive proxy statement/prospectus filed by Landcadia III with the SEC.   Readers are cautioned not to place undue reliance upon any forward-looking statements in this press release, which speak only as of the date made.   Landcadia III and the Company do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this press release to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

In connection with the proposed business combination, Landcadia III filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which includes a proxy statement/prospectus, that is both the proxy statement to be distributed to holders of Landcadia III’s common stock in connection with its solicitation of proxies for the vote by Landcadia III’s stockholders with respect to the proposed business combination and other matters as described in the registration statement, as well as the prospectus relating to the offer and sale of the securities to be issued in the business combination. The registration statement was declared effective by the SEC on June 24, 2021 and Landcadia III has mailed the definitive proxy statement/prospectus and other relevant documents to its stockholders as of the Record Date. Landcadia III’s stockholders, the Company’s stockholders and other interested persons are advised to read the definitive proxy statement/prospectus and other documents filed in connection with the proposed business combination, as these materials contain important information about the Company, Landcadia III and the business combination. Landcadia III’s stockholders and the Company’s stockholders may also obtain copies of the definitive proxy statement and other documents filed with the SEC, without charge, at the SEC’s website at www.sec.gov, or by directing a request to: Landcadia Holdings III, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

Participants in the Solicitation

Landcadia III and Hillman and their respective directors and officers may be deemed participants in the solicitation of proxies of Landcadia III’s stockholders in connection with the proposed business combination. A list of the names of Landcadia III’s directors and executive officers and a description of their interests in Landcadia III is contained in the definitive proxy statement/prospectus, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov.

Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination is included in the definitive proxy statement/prospectus filed with the SEC, including Jefferies Financial Group Inc.’s and/or its affiliate’s various roles in the transaction. You should keep in mind that the interest of participants in such solicitation of proxies may have financial interests that are different from the interests of the other participants. These documents can be obtained free of charge from the sources indicated above.

Contacts

Investor Relations
Rodny Nacier / Brad Cray
IR@hillmangroup.com
(513) 826-5495

Public Relations
Phil Denning / Doug Donsky
media@hillmangroup.com